Exhibit 5.1

[Letterhead of Triad Hospitals, Inc.]

June 22, 2005

Triad Hospitals, Inc.

5800 Tennyson Parkway

Plano, Texas 75024

Re:	U.S. Securities and Exchange Commission Registration of
Common Stock of Triad Hospitals, Inc.

Ladies and Gentlemen:

I have acted as general counsel to Triad Hospitals, Inc., a Delaware corporation (“Triad”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by Triad under the Securities Act of 1933, as amended (the “Act”), for the purpose of registering under the Act 260,000 shares of Triad’s common stock, par value $0.01 per share, and the associated preferred stock purchase rights (together, the “Common Stock”), proposed to be issued in connection with the Triad Hospitals, Inc. Amended and Restated Management Stock Purchase Plan (the “Plan”). The preferred stock purchase rights are issuable pursuant to the Rights Agreement, dated as of May 11, 1999, between Triad and National City Bank, as Rights Agent (the “Rights Agreement”).

In connection herewith, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Certificate of Incorporation and the Bylaws, as amended to date, of Triad, the Rights Agreement, the Plan, the records of certain corporate proceedings relating to the amendments of the Plan, and other documents, and have made such other investigations of fact and law, as I have deemed relevant to expressing the opinions contained herein. Except to the extent I expressly opine to herein, in this examination I have assumed with your permission and without independent verification:

(i)	that the documents I have reviewed, to the extent executed, have been duly executed by the parties thereto, that such parties had all requisite power (corporate and otherwise) to execute, deliver and perform all obligations thereunder, that execution and delivery thereof has been duly authorized by all requisite action (corporate and otherwise), and that such documents constitute the legal, valid and binding obligations of all such parties; and

(ii)	the authenticity of all documents submitted to me as original documents, the genuineness of all signatures thereon, the legal capacity of all natural persons executing such documents, and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

In rendering the opinions set forth below, I have relied as to factual matters upon certificates, statements and representations of Triad, its officers and representatives, and public officials.

Triad Hospitals, Inc.

June 22, 2005

On the basis of the foregoing, it is my opinion that when the Registration Statement has become effective under the Act and the Common Stock has been issued thereunder in accordance with the terms and conditions of the Plan and any relevant award or agreement thereunder, the Common Stock will be validly issued, fully paid and non-assessable.

I assume no obligation to supplement this opinion if any applicable law, rule or regulation changes after the date hereof or if I become aware of any facts that might change the opinions expressed herein after the date hereof.

I am a member of the bar of the State of Texas, and the opinions expressed herein are limited to the laws of the State of Texas and the General Corporation Law of the State of Delaware. I do not express any opinion as to the laws, or matters governed by the laws, of any other jurisdiction or, in the case of Delaware, any other laws. For the purposes of this opinion, I assume that the Common Stock will be issued in compliance with all applicable state securities or Blue Sky laws.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Rebecca Hurley, Esq.
Rebecca Hurley, Esq.
Senior Vice President and
General Counsel